Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS AND OTHER DATA

On September 17, 2018, Northern Oil and Gas, Inc. (“Northern”, the “Company”, “we”, and “our”) completed the acquisition of certain oil and gas properties and interests from Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (together, the “Pivotal Entities”), effective as of June 1, 2018 (the “Pivotal Acquisition”). The acquired assets primarily consist of a package of producing wells, with the Company acquiring approximately 20.8 net producing wells and 2.2 net wells in process, as well as approximately 444 net acres in North Dakota. The purchase agreements provided for an aggregate purchase price consisting of (i) $68.4 million in cash (subject to typical closing and post-closing adjustments that we estimate will reduce the cash consideration to $48.2 million), (ii) 25,753,578 shares of our common stock, and (iii) potential additional contingent consideration if our common stock trades below certain price targets.

On October 1, 2018, we completed the acquisition of certain oil and gas properties and interests from WR Operating LLC (“W Energy”), effective as of July 1, 2018 (the “W Energy Acquisition”). The acquired assets consist of approximately 27.2 net producing wells and 5.9 net wells in progress, as well as approximately 10,633 net acres in North Dakota. The purchase agreement, as amended, provided for an aggregate purchase price consisting of (i) $117.1 million in cash (subject to typical closing and post-closing adjustments that we estimate will reduce the cash consideration to $97.8 million), (ii) 51,476,961 shares of our common stock, and (iii) potential additional contingent consideration if our common stock trades below certain price targets.

The following unaudited pro forma financial statements present our unaudited pro forma balance sheet as of September 30, 2018, unaudited pro forma statement of operations for the year ended December 31, 2017, and unaudited pro forma statement of operations for the nine months ended September 30, 2018. The unaudited pro forma statements of operations have been developed by applying pro forma adjustments to our historical statements of operations to give effect to the Pivotal and W Energy Acquisitions, as if these transactions had occurred on January 1, 2017.

The unaudited pro forma balance sheet has been developed by applying pro forma adjustments to our historical balance sheet to give effect to the W Energy Acquisition as if this transaction had occurred on September 30, 2018. Because the Pivotal Acquisition occurred on September 17, 2018, its effects were already reflected in the Company’s September 30, 2018 balance sheet, and therefore no pro forma adjustments to our historical balance sheet were necessary in connection with the Pivotal Acquisition.

The unaudited pro forma financial statements are for illustrative and informational purposes only and are not intended to represent or be indicative of what our results of operations would have been had the above transactions occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

The pro forma adjustments related to the Pivotal and W Energy Acquisitions are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma financial statements and our future results of operations.

NORTHERN OIL AND GAS, INC.

PRO FORMA BALANCE SHEET

(in thousands)

(unaudited)

	As of September 30, 2018
	Historical Northern	Historical W Energy	Pro Forma W Energy Acquisition Adjustments			Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$112,966	$—	$(77,838)	(a	), (b)	$35,128
Accounts receivable, net	90,476	12,128	(12,128)	(b	)	90,476
Advances to operators	2,552	—	—			2,552
Prepaid expenses and other current assets	17,961	525	(525)	(b	)	17,961
Due from Affiliates	—	113	(113)	(b	)	—
Income tax receivable	785	—	—			785

Total current assets	224,740	12,766	(110,604)			146,902

Oil and Natural Gas Properties, Full Cost Method of Accounting:
Proved properties	3,001,639	171,675	169,958	(a	), (c)	3,343,272
Unproved properties	1,237	—	—			1,237
Other property and equipment	998	5	(5)	(b	)	998
Less accumulated depreciation, depletion, amortization and impairment	(2,185,893)	(27,576)	27,576	(c	)	(2,185,893)

Oil and natural gas properties, net	817,981	144,104	197,529			1,159,614
Other Assets:
Deferred income taxes	785	—	—			785
Acquisition Deposit	20,000	—	(20,000)	(a	)	—
Other noncurrent assets, net	5,443	—	—			5,443

Total Assets	$1,068,949	$156,870	$86,925			$1,312,744

Liabilities and Stockholders’ Equity (Deficit)/Members’ Capital
Current Liabilities:
Accounts payable	$122,279	$7,539	$(7,539)	(b	)	$122,279
Accrued expenses	6,334	—	—			6,334
Accrued interest	10,267	—	—			10,267
Debt exchange derivative	6,030	—	—			6,030
Derivative instruments	61,637	—	—			61,637
Contingent Consideration	8,334	—	20,255	(a	)	28,589
Asset retirement obligations—current portion	497	—	—			497

Total current liabilities	215,378	7,539	12,716			235,633

Long-Term Liabilities:
Long-term debt, net	789,528	9,000	(9,000)	(b	)	789,528
Derivative instruments	40,844	—	—			40,844
Debt exchange derivative	261	—	—			261
Contingent Consideration	1,019	—	2,704	(a	)	3,723
Asset retirement obligations, net of current portion	10,596	325	(325)	(b	)	10,596
Other noncurrent liabilities	113	—	—			113

Total Liabilities	$1,057,739	$16,864	$6,095			$1,080,698

Stockholders’ Equity (Deficit)/Members’ Capital:
Preferred stock, par value $.001; 5,000,000 authorized, no shares outstanding	—	—	—			—
Common stock, par value $.001; 675,000,000 authorized, 334,209,986 shares outstanding	334	—	51	(a	)	385
Members’ Capital	—	140,006	(140,006)	(b	)	—
Additional paid-in capital	1,026,053	—	220,785	(a	)	1,246,838
Accumulated deficit	(1,015,177)	—	—			(1,015,177)

Total stockholders’ equity/members’ capital	11,210	140,006	80,830			232,046

Total Liabilities and Stockholders’ Equity (Deficit)/Members’ Capital	$1,068,949	$156,870	$86,925			$1,312,744

The accompanying notes are an integral part of these financial statements.

NORTHERN OIL AND GAS, INC.

PRO FORMA STATEMENT OF OPERATIONS

(in thousands, except share and per share numbers)

(unaudited)

	For the Year Ended December 31, 2017
	Historical Northern	Historical Pivotal Acquisition (f)	Pivotal Acquisition Adjustments			Historical W Energy Acquisition	W Energy Acquisition Adjustments			Pro Forma Combined
REVENUES
Oil and Gas Sales	$223,963	$50,047	$—			$35,496	$—			$309,506
Gain (Loss) on Derivative Instruments, Net	(14,667)	—	—			—	—			(14,667)
Other Revenue	23	—	—			—	—			23

Total Revenues	209,319	50,047	—			35,496	—			294,862

OPERATING EXPENSES
Production Expenses	49,733	12,206	—			9,252	—			71,191
Production Taxes	20,604	4,309	—			2,894	—			27,807
General and Administrative Expenses	18,988	—	—			2,577	—			21,565
Depletion, Depreciation, Amortization, and Accretion	59,500	—	20,941	(d	)	8,237	15,696	(e	)	104,374

Total Expenses	148,825	16,515	20,941			22,960	15,696			224,937

INCOME (LOSS) FROM OPERATIONS	60,494	33,532	(20,941)			12,536	(15,696)			69,925

OTHER INCOME AND EXPENSE
Interest Expense, Net of Capitalization	(70,286)	—	—			—	—			(70,286)
Write-Off of Debt Issuance Costs	(95)	—	—			—	—			(95)
Loss on the Extinguishment of Debt	(993)	—	—			—	—			(993)
Other Income (Expense)	116	—	—			46	—			162

Total Other Income (Expense)	(71,258)	—	—			46	—			(71,212)

INCOME (LOSS) BEFORE TAXES	(10,764)	33,532	(20,941)			12,582	(15,696)			(1,287)
INCOME TAX BENEFIT	(1,570)	—	—			—	—			(1,570)

NET INCOME (LOSS)	$(9,194)	$33,532	$(20,941)			$12,582	$(15,696)			$283

Net Income (Loss) Per Common Share - Basic	$(0.15)									$—
Net Income (Loss) Per Common Share - Diluted	$(0.15)									$—
Weighted Average Shares Outstanding - Basic	62,408,855		25,753,578	(g	)		51,476,961	(a	)	139,639,394
Weighted Average Shares Outstanding - Diluted	62,408,855		26,113,957				51,476,961			139,999,773

The accompanying notes are an integral part of these financial statements.

NORTHERN OIL AND GAS, INC.

PRO FORMA STATEMENT OF OPERATIONS

(in thousands, except share and per share numbers)

(unaudited)

	For the Nine Months Ended September 30, 2018
	Historical Northern	Historical Pivotal Acquisition (f)	Pivotal Acquisition Adjustments			Historical W Energy Acquisition	W Energy Acquisition Adjustments			Pro Forma Combined
REVENUES
Oil and Gas Sales	$341,343	$50,677	$—			$68,246	$—			$460,266
Gain (Loss) on Derivative Instruments, Net	(105,622)	—	—			—	—			(105,622)
Other Revenue	8	—	—			—	—			8

Total Revenues	235,729	50,677	—			68,246	—			354,652

OPERATING EXPENSES
Production Expenses	45,198	7,661	—			12,733	—			65,592
Production Taxes	31,633	4,648	—			5,798	—			42,079
General and Administrative Expenses	9,593	—	—			1,656	—			11,249
Depletion, Depreciation, Amortization, and Accretion	71,485	—	12,060	(d	)	16,316	12,199	(e	)	112,060

Total Expenses	157,909	12,309	12,060			36,503	12,199			230,980

INCOME (LOSS) FROM OPERATIONS	77,820	38,368	(12,060)			31,743	(12,199)			123,672

OTHER INCOME AND EXPENSE
Interest Expense, Net of Capitalization	(65,948)	—	—			(192)	—			(66,140)
Write-Off of Debt Issuance Costs	—	—	—			—	—			—
Loss on the Extinguishment of Debt	(100,375)	—	—			—	—			(100,375)
Debt Exchange Derivative Gain	13,063	—	—			—	—			13,063
Other Income (Expense)	837	—	—			—	—			837

Total Other Income (Expense)	(152,423)	—	—			(192)	—			(152,615)

INCOME (LOSS) BEFORE TAXES	(74,603)	38,368	(12,060)			31,551	(12,199)			(28,943)
INCOME TAX BENEFIT	—	—	—			—	—			—

NET INCOME (LOSS)	$(74,603)	$38,368	$(12,060)			$31,551	$(12,199)			$(28,943)

Net Income (Loss) Per Common Share - Basic	$(0.40)									$(0.11)
Net Income (Loss) Per Common Share - Diluted	$(0.40)									$(0.11)
Weighted Average Shares Outstanding - Basic	188,152,998		24,432,882	(g	)		51,476,961	(a	)	264,062,841
Weighted Average Shares Outstanding - Diluted	188,152,998		24,432,882				51,476,961			264,062,841

The accompanying notes are an integral part of these financial statements.

NOTE 1. BASIS OF PRO FORMA PRESENTATION

These financial statements present our unaudited pro forma balance sheet as of September 30, 2018, unaudited pro forma statement of operations for the year ended December 31, 2017 and unaudited pro forma statement of operations for the nine months ended September 30, 2018. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements to give effect to the Pivotal and W Energy Acquisitions.

The unaudited pro forma financial statements were prepared in accordance with Regulation S-X Article 11 of the Securities and Exchange Commission.

The pro forma adjustments related to the purchase price allocation of the Pivotal and W Energy Acquisitions are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of depreciation, depletion, amortization, and accretion expense. The pro forma adjustments related to the Pivotal Acquisition reflect the fair values of the assets as of September 17, 2018 (the closing date of the transaction). The pro forma adjustments related to the W Energy Acquisition reflect the fair values of the assets as of October 1, 2018 (the closing date of the transaction). The pro forma adjustments related to these acquisitions do not necessarily reflect the fair values that would have been recorded if the applicable acquisition had occurred on January 1, 2017 or September 30, 2018.

The unaudited pro forma financial statements should be read together with our historical financial statements and the related notes as of and for the year ended December 31, 2017 and the nine months ended September 30, 2018, the historical statements of revenues and direct operating expenses for the Pivotal Acquisition for the year ended December 31, 2017, and the six months ended June 30, 2018, and the historical financial statements and related notes for the W Energy Acquisition as of and for the year ended December 31, 2017, and the nine months ended September 30, 2018.

The pro forma financial information presented gives effect to pro forma events that are (1) directly attributable to the Pivotal and W Energy Acquisitions, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact. The pro forma financial information is not necessarily indicative of financial results that would have been attained had the Pivotal and W Energy Acquisitions occurred on the date indicated or which could be achieved in the future. The pro forma adjustments are based on currently available information and certain estimates and assumptions. However, our management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The accompanying unaudited pro forma combined financial statements reflect the following pro forma adjustments:

(a)

Represents the preliminary purchase price allocation for the W Energy Acquisition of $341.6 million, consisting of (i) $97.8 million in cash (which reflects the $117.1 million unadjusted cash consideration provided for in the purchase agreement, as amended, less $2.2 million of working capital adjustments made at closing and $17.0 million of additional estimated post-closing working capital adjustments), (ii) 51,476,961 shares of our common stock valued at $220.8 million, based on the $4.29 per share closing price of our common stock on the closing date of the W Energy Acquisition, and (iii) $23.0 million in value attributable to the potential additional contingent consideration.

(b)	Represents the elimination of historical assets, liabilities, and members’ capital related to the W Energy Acquisition that we are not acquiring or assuming.

(c)

Represents the elimination of the historical W Energy Acquisition proved oil and natural gas properties of $156.0 million and related accumulated depreciation, depletion, amortization, and accretion of $20.9 million, which was offset by the preliminary purchase price allocation for the W Energy Acquisition of $341.6 million, which was recorded as proved oil and natural gas properties.

(d)

Represents the increase in depreciation, depletion, amortization, and accretion expense computed on a unit of production basis following the preliminary purchase price allocation to proved oil and natural gas properties, as if the Pivotal Acquisition was consummated on January 1, 2017.

(e)

Represents the increase in depreciation, depletion, amortization, and accretion expense computed on a unit of production basis following the preliminary purchase price allocation to proved oil and natural gas properties, as if the W Energy Acquisition was consummated on January 1, 2017.

(f)

Represents the historical revenues and direct operating expenses of the Pivotal Acquisition up to the September 17, 2018 closing date of the acquisition. The additional revenues and direct operating expenses attributable to the Pivotal Acquisition from such closing date through September 30, 2018 are included in the Company’s historical results of operations for the nine months ended September 30, 2018.

(g)

Represents the impact on weighted average shares outstanding of the shares issued as consideration in the Pivotal Acquisition, as if the Pivotal Acquisition was consummated and thus the shares were issued on January 1, 2017 (rather than September 17, 2018).

SUPPLEMENTAL PRO FORMA COMBINED OIL AND NATURAL GAS RESERVE AND

STANDARDIZED MEASURE INFORMATION (UNAUDITED)

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of the Company, the Pivotal Acquisition, and the W Energy Acquisition may have appeared had the Pivotal and W Energy Acquisitions occurred on January 1, 2017. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only.

All of the reserves are located in the United States. Reserve estimates are based on the following:

(a)

For the Company’s Historical Results: as reported in our Annual Report on Form 10-K for the year ended December 31, 2017, based upon a reserve report prepared by the independent petroleum engineers as of December 31, 2017;

(b)

For the Pivotal Acquisition Historical Results: as reported in its audited statement of revenues and direct operating expenses and related footnotes for the year ended December 31, 2017, based upon a reserve report prepared by the independent petroleum engineers as of December 31, 2017;

(c)

For the W Energy Acquisition Historical Results: as reported in its audited financial statements and related footnotes for the years ended December 31, 2017 and 2016, based upon a reserve report prepared by their internal petroleum engineers as of December 31, 2017;

Numerous uncertainties are inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents an estimate only and should not be construed as the current market value of the estimated oil and natural gas reserves reported below.

The pro forma estimates of proved reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating and regulatory practices. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. Proved undeveloped reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required.

The following tables provide a summary of the changes in estimated proved reserves for the year ended December 31, 2017, as well as pro forma proved developed and proved undeveloped reserves as of the beginning and end of the year, giving effect to the Pivotal and W Energy Acquisitions as if they had occurred on January 1, 2017. The pro forma standardized measure does not include future income taxes attributable to the Pivotal and W Energy Acquisitions as both entities are considered pass-through entities for tax purposes.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Historical Northern Oil and Gas
	Natural Gas (MMcf)	Oil (MBbl)	MBOE
Proved Developed and Undeveloped Reserves at December 31, 2016	46,832	46,275	54,081

Acquisitions of reserves	—	—	—
Revisions of Previous Estimates	8,839	890	2,363
Extensions, Discoveries and Other Additions	27,637	20,184	24,790
Production	(5,188)	(4,537)	(5,402)

Proved Developed and Undeveloped Reserves at December 31, 2017	78,120	62,812	75,832

Proved Developed Reserves:
December 31, 2016	32,808	32,245	37,713

December 31, 2017	46,518	38,592	46,345

Proved Undeveloped Reserves:
December 31, 2016	14,024	14,030	16,368

December 31, 2017	31,602	24,220	29,487

	Historical Pivotal Acquisition
	Natural Gas (MMcf)	Oil (MBbl)	MBOE
Proved Developed and Undeveloped Reserves at December 31, 2016	5,866	5,702	6,680

Acquisitions of reserves	363	104	165
Revisions of Previous Estimates	4,518	754	1,507
Extensions, Discoveries and Other Additions	—	—	—
Production	(1,706)	(995)	(1,279)

Proved Developed and Undeveloped Reserves at December 31, 2017	9,041	5,565	7,072

Proved Developed Reserves:
December 31, 2016	5,866	5,702	6,680

December 31, 2017	9,041	5,565	7,072

Proved Undeveloped Reserves:
December 31, 2016	—	—	—

December 31, 2017	—	—	—

	Historical W Energy Acquisition
	Natural Gas (MMcf)	Oil (MBbl)	MBOE
Proved Developed and Undeveloped Reserves at December 31, 2016	4,272	1,330	2,042

Acquisitions of reserves	16,632	10,023	12,795
Revisions of Previous Estimates	54	14	23
Extensions, Discoveries and Other Additions	3,228	2,153	2,691
Production	(1,650)	(582)	(857)

Proved Developed and Undeveloped Reserves at December 31, 2017	22,536	12,938	16,694

Proved Developed Reserves:
December 31, 2016	4,272	1,330	2,042

December 31, 2017	19,308	10,785	14,003

Proved Undeveloped Reserves:
December 31, 2016	—	—	—

December 31, 2017	3,228	2,153	2,691

	Combined Pro Forma
	Natural Gas (MMcf)	Oil (MBbl)	MBOE
Proved Developed and Undeveloped Reserves at December 31, 2016	56,970	53,307	62,803

Acquisitions of reserves	16,995	10,127	12,960
Revisions of Previous Estimates	13,411	1,658	3,893
Extensions, Discoveries and Other Additions	30,865	22,337	27,481
Production	(8,544)	(6,114)	(7,538)

Proved Developed and Undeveloped Reserves at December 31, 2017	109,697	81,315	99,598

Proved Developed Reserves:
December 31, 2016	42,946	39,277	46,435

December 31, 2017	74,867	54,942	67,420

Proved Undeveloped Reserves:
December 31, 2016	14,024	14,030	16,368

December 31, 2017	34,830	26,373	32,178

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

(in thousands)

	As of December 31, 2017
	Historical Northern Oil and Gas	Historical Pivotal Acquisition	Historical W Energy Acquisition	Combined Pro forma
Future Cash Inflows	$3,143,604	$297,879	$648,643	$4,090,126
Future Production Costs	(1,265,525)	(141,448)	(233,791)	(1,640,764)
Future Development Costs	(409,360)	(14,675)	(57,217)	(481,252)
Future Income Tax Expense	(27,476)	—	—	(27,476)

Future Net Cash Flows	1,441,243	141,756	357,635	1,940,634

10% Annual Discount for Estimated Timing of Cash Flows	(687,257)	(49,542)	(183,833)	(920,632)

Standardized Measure of Discounted Future Net Cash Flows	$753,986	$92,214	$173,802	$1,020,002

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

(in thousands)

	Year ended December 31, 2017
	Historical Northern Oil and Gas	Historical Pivotal Acquisition	Historical W Energy Acquisition	Combined Pro forma
Standardized measure, beginning of year	$379,026	$62,616	$20,929	$462,571
Sales of oil and natural gas produced, net of production costs	(153,626)	(33,533)	(23,350)	(210,509)
Extensions and discoveries	217,146	—	28,019	245,165
Previously estimated development costs incurred	46,834	2,590	—	49,424
Net change of prices and production costs	216,217	27,236	2,594	246,047
Change in future development costs	(34,754)	3,174	—	(31,580)
Revisions of previous quantity estimates	28,915	19,789	231	48,935
Accretion of discount	37,942	6,262	14,631	58,835
Change in income taxes	(3,617)	—	—	(3,617)
Acquisition of reserves	—	2,329	133,213	135,542
Changes in timing and other	19,903	1,751	(2,465)	19,189

Standardized measure, end of year	$753,986	$92,214	$173,802	$1,020,002